UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 24, 2008 (December 23, 2008)

HRPT PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-11527	04-6558834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Centre Street, Newton, Massachusetts 02458

(Address of Principal Executive Offices)   (Zip Code)

617-332-3990

(Registrant’s Telephone Number, Including Area Code)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.

FOR EXAMPLE, THIS REPORT STATES THAT WE HAVE AGREED TO SELL CERTAIN MEDICAL OFFICE, CLINIC AND BIOTECH LABORATORY BUILDINGS.  OUR OBLIGATIONS TO COMPLETE THE CURRENTLY PENDING SALES ARE SUBJECT TO VARIOUS CONDITIONS TYPICAL OF LARGE COMMERCIAL REAL ESTATE SALES.  AS A RESULT OF ANY FAILURE OF THESE CONDITIONS, SOME OF THE PROPERTIES MAY NOT BE SOLD OR SOME OF THESE SALES MAY BE ACCELERATED OR DELAYED.

OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN FORWARD LOOKING STATEMENTS ARE DESCRIBED MORE FULLY UNDER “ITEM 1A. RISK FACTORS” IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 1.01  Entry into a Material Definitive Agreement.

As previously reported in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008, or the March 31 Quarterly Report, filed with the Securities and Exchange Commission on May 9, 2008, we agreed to sell up to 48 medical office, clinic and biotech laboratory buildings, or MOBs, to Senior Housing Properties Trust, or SNH, pursuant to a series of Purchase and Sale Agreements, or the Purchase Agreements, dated as of May 5, 2008.  The agreements to purchase these 48 MOBs were more fully described in the March 31 Quarterly Report.

As of the date of this report, we have closed on the sale of 37 of these MOBs, including 8 MOBs located in Maryland, Massachusetts, Florida, Virginia and the District of Columbia the closing of the sales of which we and SNH, pursuant to the terms of the applicable Purchase Agreements, accelerated to December 22, 2008.  These 37 MOBs were sold for purchase prices aggregating approximately $346.8 million, excluding closing costs. We and SNH agreed to accelerate the closing of the purchase of one of the remaining 11 MOBs, which is located in New York and has a purchase price of approximately $19.9 million, excluding closing costs, to January 2009.  In addition, because a third party consent was not received, one of the Purchase Agreements was amended so that one of the remaining MOBs, with a purchase price of approximately $3.0 million, excluding closing costs, is no longer subject to the Purchase Agreement.  Nonetheless, we may receive such consent and SNH may ultimately purchase such MOB.

In order to facilitate our plans to conduct tax-deferred exchanges under Section 1031 of the Internal Revenue Code, on December 23, 2008, we entered into amendments to the Purchase Agreements with respect to nine of the remaining MOBs, which have purchase prices aggregating approximately $195.3 million, excluding closing costs, located in California, Oklahoma, Virginia and the District of Columbia.  Under the terms of these amendments, we and SNH agreed to delay the closings of the sales of these nine MOBs from dates ranging from December 2008 through April 2009 to new dates ranging from January 2010 through May 2010.  The amendments also (1) eliminated the right of either party to accelerate the closing dates of these MOBs unless the parties mutually consent otherwise; (2) extended our obligation to provide SNH with capital expenditure budgets into 2010 and (3) changed the allocation at the closing of each of these sales of certain leasing expenses and capital expenditures to be based upon our and SNH’s respective periods of ownership, rather than being allocated to SNH from and after May 5, 2008.

The description of the amendments to the Purchase Agreements are qualified in their entirety by reference to the copies of the amendments to the Purchase Agreements, which are filed as Exhibits 10.1 to 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

SNH became a publicly owned company as a result of a spin off from HRPT Properties Trust in 1999.  For a further description of our relationship with SNH and Reit Management & Research LLC, a company which provides management services to us and SNH, please see the March 31 Quarterly Report.

Item 9.01  Financial Statements and Exhibits.

(d)             Exhibits.

10.1                         First Amendment to Purchase Agreement, dated as of December 23, 2008, between Senior Housing Properties Trust and HUB Properties Trust (with respect to Amelia Building, 855 Kempsville Road, Norfolk, Virginia).

10.2                         First Amendment to Purchase Agreement, dated as of December 23, 2008, between Senior Housing Properties Trust and HUB Properties Trust (with respect to 1145 19th Street, NW, Washington, DC).

10.3                         First Amendment to Purchase Agreement, dated as of December 23, 2008, between Senior Housing Properties Trust and HUB Properties Trust (with respect to Oklahoma Clinics, 8315 So. Walker Ave., 701 NE 10th Street, 200 N. Bryant, 600 National Ave., Oklahoma City, Oklahoma).

10.4                         First Amendment to Purchase Agreement, dated as of December 23, 2008, between Senior Housing Properties Trust and HUB Properties Trust (with respect to Torrey Pines, 3030-50, Science Park Road, San Diego, California).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HRPT PROPERTIES TRUST

By:	/s/ John C. Popeo
John C. Popeo
Treasurer and Chief Financial Officer

Dated:  December 24, 2008